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                                                                     EXHIBIT 4.7

     INCORPORATED UNDER THE LAWS                         CLASS B ORDINARY SHARES
         OF THE CAYMAN ISLANDS

         NUMBER                                                       SHARES

      DX

       THIS CERTIFICATE IS TRANSFERABLE IN                        PAR VALUE
    DALLAS AND NEW YORK                                     ONE CENT (U.S.$0.01)
                                                               CUSIP ___________
                                                            SEE REVERSE SIDE FOR
                                                             CERTAIN DEFINITIONS

                              TRITON ENERGY LIMITED

     THIS CERTIFIES THAT:

S P E C I M E N
     IS THE OWNER OF:

            FULLY PAID AND NON-ASSESSABLE CLASS B ORDINARY SHARES OF

     TRITON ENERGY LIMITED TRANSFERABLE ON THE BOOKS OF THE COMPANY BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

     IN WITNESS WHEREOF, THE CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS BY THE USE OF THEIR FACSIMILE SIGNATURES AND ITS FACSIMILE SEAL TO BE HEREUNTO AFFIXED.



                                             DATE

          /s/ Thomas G. Finck                     COUNTERSIGNED AND REGISTERED
          CHIEF EXECUTIVE OFFICER                 CHEMICAL MELLON SHAREHOLDER
                                                       SERVICES

          /s/ Robert B. Holland, III
                          SECRETARY               (DALLAS, TEXAS)

                                                            TRANSFER AGENT
                                                            AND REGISTRAR

                                                       AUTHORIZED SIGNATURE

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                                     TRITON
                                (ENERGY LIMITED)

     The Corporation will furnish to any shareholder, upon request and without charge, a full statement of the powers, designations, preferences, and relative, participating, optional or other special rights of each class of shares of the Corporation authorized to be issued, or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Transfer Agent. Such statement is set forth in the Articles of Association of the Corporation on file in the office of the Corporation.

     The shares evidenced hereby may not be transferred except in accordance with the terms of the Articles of Association of the Company (the "Articles"), which prohibit transfers other than transfers (A) in connection with a simultaneous transfer to a subsequent holder of any Participating Preferred Stock, par value $.01 per share, of Triton Energy Corporation ("Triton Delaware"), comprised in the same equity unit (as defined in the Articles), or
(B) to the Company or Triton Delaware at any time after _________________, 1999, at the option of the Company or Triton Delaware or to the Company, at the option of the Company, immediately prior to the sale or other disposition of all of the Common Stock of Triton Delaware, in each case on the terms and conditions specified in the Articles. Any purported transfer of the shares represented by this certificate in violation of the transfer restrictions contained in the Articles shall be null and void and shall not be recorded or otherwise reflected in the books of the Company.

     This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between the Company and Chemical Bank, dated as of __________________, 1996 as the same may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM   - as tenants in common   UNIF GIFT MIN ACT.......Custodian.......
     TEN ENT   - as tenants by the                        (cust)         (minor)
                 entireties                              Under uniform gifts to
     JT TEN    - as joint tenants with                   Minors
                 right of                                Act................
                 survivorship and not as tenants                (State)
                 in common

     Additional abbreviations may also be used though not in the above list.

     For value received _________ hereby sells, assigns and transfers under Please insert Social Security or other
Identifying Number of Assignee__________________________________________________
________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE
________________________________________________________________________________

________________________________________________________________________________

_______________________________________________________________________ Shares
represented by the within Certificate, and he hereby irrevocably constitutes and appoints ________________________ Attorney to transfer the said shares on the books of the within named Company with full power of substitution on the premises.
Dated _________________

NOTICE:  The Signature(s) to
this assignment must correspond with

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the name(s) as written upon the
face of the certificate in every        ________________________________________
particular, without alteration or
enlargement or any change whatever.     ________________________________________


                                         Signature(s) must be guaranteed by a
                                         by a commercial bank or trust company
                                         or a member firm of major stock
                                         exchange.